UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 5, 2016
Date of Report (date of earliest event reported)

GigPeak, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive
San Jose, CA 95134
(Address of principal executive offices)

(408) 522-3100
(Registrant’s telephone number, including area code)
GigOptix, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

GigPeak, Inc. (the “Company” or “GigPeak,” and formerly known as GigOptix, Inc. at the time discussed in this paragraph) and its wholly owned subsidiaries, ChipX, Incorporated and Endwave Corporation (together with the Company, the “Prior Borrowers”) previously, on March 25, 2013, entered into the Second Amended and Restated Loan and Security Agreement (the “Second Restated Loan Agreement”) with Silicon Valley Bank (“SVB”). The Second Loan Agreement was amended by agreement between Prior Borrowers and Bank twice thereafter, first by the First Amendment to Second Restated Loan Agreement, entered into on March 9, 2015, and again by the Second Amendment to Second Restated Loan Agreement, entered into on May 15, 2015 (collectively with the Second Restated Loan Agreement, the “Amended Loan Agreement”).

On April 5, 2016 (the “Effective Date”), SVB and the Prior Borrowers, in addition with newly acquired Magnum Semiconductor, Inc. (together with the Prior Borrowers, the “Borrowers”) entered into the Third Amended and Restated Loan and Security Agreement (the “Third Restated Loan Agreement”) which amended and restated the Amended Loan Agreement (capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Third Restated Loan Agreement.). Pursuant to the Third Restated Loan Agreement, the total aggregate amount that the Borrowers are entitled to borrow from SVB has increased to $29 million, which is split into two different credit facilities, comprised of (i) the existing Revolving Loan facility which was amended to provide that the Borrowers are entitled to borrow from SVB up to $14 million, based on net eligible accounts receivable after an 80% advance rate and subject to limits based on the Borrowers eligible accounts as determined by SVB (the “Amended Revolving Loan”) and (ii) a second facility under which the Borrowers are entitled to borrow from SVB up to $15 million without reference to accounts receivable, and which must be repaid in sixty equal installments, unless the Borrowers exercise their right to prepay the loan under the conditions of, and subject to the limitations to, the Third Restated Loan Agreement (the “Acquisition Term Loan”). Interest on the Acquisition Term Loan is equal to 1.25% above the prime rate. The default interest rate remains at 3%.

In addition, SVB is receiving, pursuant to the Third Restated Loan Agreement, a fully earned, non-refundable term loan commitment fee of $112,500 under the Acquisition Term Loan and a working capital facility fee of $42,000 under the Amended Revolving Loan on the Effective Date, and an additional $21,000 due on the first anniversary of the effective date, absent an Event of Default or termination of the Third Restated Loan Agreement. The Amended Revolving Loan will mature on April 5, 2018 and the Acquisition Term Loan will mature on April 1, 2021. As previously disclosed by the Company, SVB has two outstanding existing warrants to purchase common stock of the Company: (i) warrants for 4,125 shares of common stock at an exercise price of $0.73, with an expiration date of 10/5/2017, and (ii) warrants for 125,000 shares of common stock at an exercise price of $4.00 per share, with an expiration date of 4/23/2017. In connection with the Third Restated Loan Agreement, the warrants have been amended and restated to extend the expiration date of those warrants to 10/5/2022 and 4/23/2022, respectively.

The Third Restated Loan Agreement also contains events of default customary for credit facilities of this type, including, among other things, nonpayment of principal or interest when due under both the Amended Revolving Loan and the Acquisition Term Loan.

The foregoing description of the Third Restated Loan Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the Third Restated Loan Agreement, a copy of which attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously announced, on April 5, 2016, GigPeak completed an acquisition of Magnum Semiconductor, Inc. (“Magnum”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 1 2016 (the “Merger Agreement”). Upon completion of the merger, the outstanding shares of, and certain warrants to acquire, Magnum’s senior preferred stock, as well as notes held by the holders of such shares of Magnum senior preferred stock, were converted either into the right to receive shares of GigPeak common stock or cash depending upon whether the holder of such shares of preferred stock or warrants are “accredited investors” as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended. All other shares of, and options and warrants to acquire, Magnum common and preferred stock were cancelled, extinguished and terminated without conversion upon the consummation of the Merger. The total number of shares of GigPeak common stock that will be issued to holders of outstanding shares of, and certain warrants to acquire, Magnum’s senior preferred stock (including for the notes held by such holders) is approximately 6,867,904 shares representing approximately 14.81% of GigPeak’s outstanding common stock after issuance of these shares, and the total amount of cash to be paid to holders of outstanding shares of, and certain warrants to acquire, Magnum’s senior preferred stock is approximately $925,321.09 (collectively, the “Merger Consideration”). The amount of shares of GigPeak common stock and cash to be paid and issued was tied to the average of the closing price of the GigOptix common stock on the NYSE MKT stock exchange over the thirty day period ending three days prior to the closing date for the Merger, which was approximately $2.58. Magnum stockholders, warrant holder and note holders will receive cash for any fractional share of GigPeak common stock that they would otherwise receive in the Merger.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to GigPeak’s Current Report on Form 8-K filed with the SEC on April 1, 2016 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference in response to this Item 2.03.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On March 25, 2016, the Board of Directors of the Company approved a change in the Company’s name from “GigOptix, Inc.” to “GigPeak, Inc.” The change in the Company’s name was effected by the filing of a Certificate of Amendment, pursuant to Section 242 of the Delaware General Corporation Law, on April 5, 2016. Stockholder approval was not required.

Effective today, the Company will continue trading under the ticker symbol “GIG” but with the new CUSIP number of 37518Q 109. Outstanding stock certificates representing shares of common stock of the Company will continue to be valid and need not be exchanged in connection with the name change.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.

On April 6, 2016, GigPeak and Magnum issued a joint press release announcing, among other things, the closing of transactions contemplated by the Merger Agreement, the execution of the Third Amended and Restated Loan Agreement and the name change to GigPeak. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment dated April 5, 2016.
10.1
Third Amended and Restated Loan and Security Agreement, dated April 5, 2016, between GigOptix, Inc. and its wholly owned subsidiaries, ChipX, Incorporated and Endwave Corporation, Magnum Semiconductor, Inc. and Silicon Valley Bank.

99.1	Press release dated April 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGPEAK, INC.

	By:	/s/ Dr. Avi Katz
	Name:	Dr. Avi Katz
	Title:	Chief Executive Officer

Date: April 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment dated April 5, 2016.
10.1
Third Amended and Restated Loan and Security Agreement, dated April 5, 2016, between GigOptix, Inc. and its wholly owned subsidiaries, ChipX, Incorporated and Endwave Corporation, Magnum Semiconductor, Inc. and Silicon Valley Bank.

99.1	Press release dated April 6, 2016.